                                                                      EXHIBIT 99

NEWS RELEASE

              Acterna Corporation Reports Third Quarter Earnings

             .  Net sales increase 24 percent on a pro forma basis
 .  Operating earnings (EBITA) increase 30 percent before integration expense
   .  The Company to file $1 billion universal shelf registration statement


Burlington, Massachusetts, February 14, 2001 - Acterna Corporation (Nasdaq:
ACTR), the world's second largest provider of products used to test and manage communications networks, reported its results for its third fiscal quarter ended December 31, 2000.

Net sales from continuing operations for the third quarter of fiscal 2001 of $324 million increased 24 percent from pro forma sales of $261 million for the same period last year. Acterna's earnings before interest, taxes, amortization ("EBITA") were $53 million for the third quarter, excluding special charges and acquisition-related integration expense. This represented an increase of 30 percent from pro forma EBITA of $41 million a year ago.

On a pro forma basis, net sales from continuing operations for the first nine months of fiscal 2001 were $936 million, an increase of 28 percent from the prior year. EBITA of $138 million, which exclude special charges and acquisition-related integration expense, increased 34 percent from the prior year.

"The results this quarter reflect strong demand for our optical transport products and strong European sales," said Ned C. Lautenbach, chairman and chief executive officer. "Total third-quarter sales of communications test and management products increased 25 percent to $296 million. More than a third of those sales were optical transport products, which rose 54 percent for the quarter and 91 percent year to date."

Lautenbach continued, "With a record-level backlog of $376 million and continuing strength in the optical sector, we anticipate fourth quarter net sales will be $315 million to $320 million, or 18 to 20 percent higher than pro forma sales of $267 million in the fourth quarter a year ago, and EBITA of approximately $50 million. Because it is difficult to fully assess our customers' capital spending in the shorter term, we anticipate sales growth of approximately 15 percent and EBITA growth of approximately 25 percent for the next fiscal year."

"Over the longer term, we are comfortable with industry analyst projections that show the global communications test market growing at 20 percent over the next several years. Our goal is to increase market share by growing our top line faster than the industry and to grow our bottom line even faster by improving operating performance - all while continuing to invest for the future," Lautenbach said.

The Company today also announced it will amend its registration statement with the Securities and Exchange Commission with respect to a proposed public offering of its common stock to convert it to a universal shelf registration statement under which it may offer up to $1 billion of equity or debt securities.

Allan M. Kline, chief financial officer and treasurer, commented: "To provide Acterna with greater financial flexibility, we plan to amend our pending registration statement to convert it to a universal shelf registration statement that will permit us to issue equity or debt securities. While we are comfortable with our current financial position and capital structure, we believe a universal shelf registration will give us increased flexibility in the future to raise funds to help reduce our debt or for potential acquisitions."

The Company's pro forma results referred to above have been restated to reflect all acquisitions and divestitures, including the acquisition of Wavetek Wandel Goltermann, Inc. ("WWG") in the first quarter ended June 30, 2000, and the acquisition of Cheetah Technologies in the second quarter ended September 30, 2000. Pro forma EBITA referred to above excludes special charges comprising recapitalization and other related costs, purchased incomplete technology, amortization of unearned compensation, amortization of inventory step-up, and the writeoff of capitalized charges related to the amendment of the Company's Form S-1. Pro forma EBITA referred to above also excludes merger integration expense.

On an as-reported basis, net sales for the third quarter of fiscal 2001 were $324 million versus $122 million a year earlier. The reported net loss for the third quarter of fiscal 2001 of $18 million, or a loss of $.10 per share on a fully diluted basis, includes the previously mentioned special charges and acquisition-related and integration expenses, as well as amortization of
intangibles related primarily to the acquisition of WWG.   This compared to net
income of $5 million, or $.03 per share on a fully diluted basis, for the third quarter a year ago. On an as-reported basis, net sales for the first nine months of fiscal 2001 were $837 million versus $317 million a year earlier. The reported net loss for the first nine months of fiscal 2001 of $151 million, or a loss of $.83 per share on a fully diluted basis, includes the previously mentioned special charges and acquisition-related and integration expenses, as well as amortization of intangibles related primarily to the acquisition of WWG. This compared to net income of $17 million, or $.10 per share on a fully diluted basis, for the same period a year ago.

Acterna will be discussing its third quarter results on a conference call today, beginning at 10:00 a.m. (EST). A webcast of the conference call will be available to all interested parties on the Acterna website at www.acterna.com under the "Investor Information" section.

About Acterna Corporation:

Acterna Corporation, formerly Dynatech Corporation, is the world's second largest developer, manufacturer and marketer of instruments, systems, software and services to test, deploy, manage and optimize communications networks, equipment and services. With approximately 5,000 employees and a local presence in more than 80 countries, Acterna offers a broad range of products to test and manage the operational performance of converged networks, including optical transmission systems, data services, voice services, wireless services, cable services and video delivery. The Company also supplies in-flight passenger information systems and video color correction systems through its AIRSHOW and da Vinci Systems subsidiaries. Additional information about the company is available at www.acterna.com.

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors that could cause actual results to differ materially are described in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Investor Contact: Allan M. Kline or Steve Cantor, Acterna Corporation, 781-272-6100
Media Contact:  Rebecca Berkich, Acterna, 919-941-5740

                              Acterna Corporation
                Pro forma Consolidated Statements of Operations
                                  (Unaudited)
     Earnings Before Interest, Taxes, and Amortization ("EBITA") Excluding Special Charges and Integration Expense/(a)/

Dollars in thousands

                                                  Three Months Ended                    Nine Months Ended
                                           Dec. 31, 2000      Dec. 31, 1999      Dec. 31, 2000      Dec. 31, 1999
                                         --------------------------------------------------------------------------
Net sales                                     $324,104           $260,758           $936,068           $728,616
Cost of sales                                  116,332             92,792            348,174            265,238
                                              --------           --------           --------           --------
Gross margin (b)                               207,772            167,966            587,894            463,378

Selling, general & admin. expense (b)          113,119             90,266            325,681            256,008
Product development expense (b)                 39,786             35,608            117,917            102,037
Other expense                                    1,755              1,289              6,338              2,222
                                              --------           --------           --------           --------
EBITA                                         $ 53,112           $ 40,803           $137,958           $103,111
                                              ========           ========           ========           ========

Special charges excluded from EBITA:
Recapitalization and other costs                   ---                ---              9,194             13,259
Purchased incomplete technology                    ---                ---             56,000                ---
Amortization of unearned compensation            6,157                485             14,123              1,103
Amortization of inventory step-up                  562                ---             35,750                ---
WWG restructuring and other charges                ---                369                ---              2,748
Other (c)                                        2,036                ---              2,380                ---

(a) The above pro forma amounts are before acquisition-related integration expense ($6 million and $17 million for the three months and nine months ended December 31, 2000, respectively) relating to rebranding, severance and additional consultants hired for the integration of Wavetek Wandel Goltermann, Inc. (WWG).

(b)  Excludes amortization of unearned compensation expense.

(c) During the third quarter of fiscal 2001 the Company recorded a charge of $2,036 related to the writeoff of all charges capitalized in connection with the Company's Form S-1, and has recorded this charge within selling, general and administrative expense.

          Note: The above pro forma financial information has been restated to include the results of WWG, which was acquired on May 23, 2000; Cheetah Technologies, which was acquired on August 23, 2000; and certain other acquisitions as if these acquisitions had occurred at the beginning of the respective fiscal periods. Similarly, the pro forma information excludes the results of DataViews Corporation, which was divested in June 2000, and certain other divestitures. Prior period pro forma amounts have been restated and adjusted on a consistent basis.

     The following condensed consolidated statements of operations and balance sheets are reported on an historical basis.


                              Acterna Corporation
                Condensed Consolidated Statements of Operations
                                  (Unaudited)

Dollars in thousands, except per-share amounts

                                                 Three Months Ended                      Nine Months Ended
                                         Dec. 31, 2000       Dec. 31, 1999       Dec. 31, 2000       Dec. 31, 1999
                                       -----------------------------------------------------------------------------
Net sales                                   $324,104            $122,225           $ 837,485            $316,808
Cost of sales                                118,925              40,892             349,583             105,764
                                            --------            --------           ---------            --------
Gross margin                                 205,179              81,333             487,902             211,044

Selling, general & admin. expense            125,561              41,378             317,105             107,014
Product development expense                   40,279              16,349             105,162              41,687
Recapitalization and other related               ---                 ---               9,194              13,259
 costs
Purchased incomplete technology                  ---                 ---              56,000                 ---
Amortization of intangibles                   32,444               3,059              76,086               4,538
                                            --------            --------           ---------            --------
  Total operating expense                    198,284              60,786             563,547             166,498
                                            --------            --------           ---------            --------
Operating income (loss)                        6,895              20,547             (75,645)             44,546
Interest expense                             (27,941)            (12,989)            (73,734)            (38,429)
Interest income                                  765                 572               2,473               1,872
Other income (expense)                        (1,755)                (16)             (2,825)                (40)
                                            --------            --------           ---------            --------
Income (loss) from continuing                (22,036)              8,114            (149,731)              7,949
 operations before income taxes and
 extraordinary item
Provision (benefit) for income  taxes         (3,730)              4,180              (9,301)              4,440
                                            --------            --------           ---------            --------
Net income (loss) from continuing            (18,306)              3,934            (140,430)              3,509
 operations before extraordinary item
Discontinued operations:
Operating income, net of income tax              ---                 819                 ---              13,361
 provision of $591 and $8,373,              --------            --------           ---------            --------
 respectively
Net income (loss) before                     (18,306)              4,753            (140,430)             16,870
 extraordinary item
Extraordinary item, net of income                ---                 ---             (10,659)                ---
 tax benefit of $6,603                      --------            --------           ---------            --------
Net income (loss)                           $(18,306)           $  4,753           $(151,089)           $ 16,870
                                            ========            ========           =========            ========

                              Acterna Corporation
                Condensed Consolidated Statements of Operations
                                  (Unaudited)

Dollars in thousands, except per-share amounts

                                                Three Months Ended                      Nine Months Ended
                                         Dec. 31, 2000       Dec. 31, 1999      Dec. 31, 2000       Dec. 31, 1999
                                     ------------------------------------------------------------------------------
Income (loss) per common share -
 basic
  Continuing operations                         $  (0.10)           $   0.02           $  (0.77)           $   0.02
  Discontinued operations                            ---                0.01                ---                0.09
  Extraordinary loss                                 ---                 ---              (0.06)                ---
                                                --------            --------           --------            --------
Net income (loss) per common share -            $  (0.10)           $   0.03           $  (0.83)           $   0.11
 basic                                          ========            ========           ========            ========
Income (loss) per common share -
 diluted
  Continuing operations                         $  (0.10)           $   0.02           $  (0.77)               0.02
  Discontinued operations                            ---                0.01                ---                0.08
  Extraordinary loss                                 ---                 ---              (0.06)                ---
                                                --------            --------           --------            --------
Net income (loss) per common share -            $  (0.10)           $   0.03           $  (0.83)           $   0.10
 diluted                                        ========            ========           ========            ========
Weighted average number of common
 shares:
  Basic                                          190,300             148,914            181,634             147,998
  Diluted                                        190,300             164,150            181,634             160,267
                                                ========            ========           ========            ========

                              Acterna Corporation
                     Condensed Consolidated Balance Sheets

Dollars in thousands

                                               (Unaudited)
                                                 Dec. 31,    Mar. 31,
                                                     2000        2000
                                               ----------   ---------
ASSETS
Cash and cash equivalents                      $   71,790   $  33,839
Accounts receivable, net                          211,055      78,236
Inventories, net                                  145,355      30,252
Other current assets                               79,869      37,880
PP&E, net                                          87,795      27,316
Net assets held for sale                           93,425      72,601
Intangible assets                                 652,971      58,508
Other assets                                       47,424      76,206
                                               ----------   ---------
Total Assets                                   $1,389,684   $ 414,838
                                               ==========   =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities                            $  274,295   $ 127,945
Long-term debt                                  1,086,666     572,288
Deferred liabilities                              107,040      11,280
                                               ----------   ---------
Total Liabilities                               1,468,001     711,513
Stockholders' deficit                             (78,317)   (296,675)
                                               ----------   ---------
Total Liabilities and Stockholders' Deficit    $1,389,684   $ 414,838
                                               ==========   =========

                              Acterna Corporation
           Pro Forma Sales for Continuing Operations by Product Area
                                  (Unaudited)

Dollars in thousands

                                       Three Months Ended                          Nine Months Ended
                                Dec. 31, 2000      Dec. 31, 1999     % Chg.      Dec. 31, 2000      Dec. 31, 1999     % Chg.
                            -------------------------------------------------------------------------------------------------
Optical Transport                      $104,658           $ 67,974        54%           $290,702           $152,289        91%
Cable Network                            40,795             32,603        25%            125,679             89,574        40%
Systems and Software                     23,003             20,647        11%             67,803             54,806        24%
Access, Data/IP, Wireless               127,788            115,691        10%            369,352            359,387         3%
 and Other Comm. Test                  --------           --------        --            --------           --------        --
Total Communications Test              $296,244           $236,915        25%           $853,536           $656,056        30%
In-flight Information                    19,079             17,257        11%             57,408             53,055         8%
Other Acterna Corp.                       8,781              6,586        33%             25,124             19,505        29%
                                       --------           --------        --            --------           --------        --
Total                                  $324,104           $260,758        24%           $936,068           $728,616        28%
                                       ========           ========        ==            ========           ========        ==